Conference Call Transcript

LXP - Q4 2008 Lexington Realty Trust Earnings Conference Call

Event Date/Time: Feb. 25. 2009 / 11:00AM ET

CORPORATE PARTICIPANTS

 Lisa Soares
 Lexington Realty Trust - IR

 Will Eglin
 Lexington Realty Trust - President, CEO, COO

 Pat Carroll
 Lexington Realty Trust - EVP, CFO, Treasurer

 Natasha Roberts
 Lexington Realty Trust - EVP, Director of Real Estate

CONFERENCE CALL PARTICIPANTS

 Sheila McGrath
 Keefe, Bruyette & Woods - Analyst

 John Guinee
 Stifel, Nicolaus & Co. Inc. - Analyst

 Jeff Miller
 JMG Capital Management - Analyst

 Anthony Paolone
 JPMorgan - Analyst

 Jay Hatfield
 Infrastructure Capital Group - Analyst

 Charles Fisher
 LS Partners - Analyst

 PRESENTATION

Operator

Greetings and welcome to the Lexington Realty Trust fourth-quarter 2008 earnings conference call. At this time, all participants are in a listen-only mode. (Operator Instructions). As a reminder this conference is being recorded. It is now my pleasure to introduce your host, Ms. Lisa Soares, Investor Relations for Lexington Realty Trust.

Lisa Soares - Lexington Realty Trust - IR

Hello and welcome to the Lexington Realty Trust fourth-quarter conference call. The earnings press release was distributed over the wire this morning, and the release and supplemental disclosure package will be furnished on a Form 8-K. In the press release and supplemental disclosure package, Lexington has reconciled all historical, non-GAAP financial measures that most directly compare with GAAP measure in accordance with Regulation G requirements.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

If you did not receive a copy, these documents are available on Lexington's website at www.LXP.com in the investor relations section. Additionally, we are hosting a live webcast of today's call, which you can access in the same section.

At this time, management would like me to inform you that certain statements made during this conference call which are not historical may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations requested in any forward-looking statements are based on a reasonable assumption, Lexington can give no assurance (multiple speakers) attained.

Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in Lexington's filings with the SEC. Lexington does not undertake a duty to update any forward-looking statements.

With us today from management are Will Eglin, CEO and President; Robert Roskind, Chairman; Pat Carroll, Chief Financial Officer; Natasha Roberts, Executive Vice President and Director of Real Estate; and other members of management. I would like to turn the call over to Will for his opening remarks.

Will Eglin - Lexington Realty Trust - President, CEO, COO

Welcome to all of you. Thank you for listening in to our fourth-quarter conference call. We are pleased to have delivered strong results in our real estate portfolio for the fourth quarter of 2008, as we continue to execute well on our opportunities to deleverage the balance sheet, improve liquidity, and address debt maturities.

For the quarter, our reported funds from operations were $0.37 per share, after a net $0.01 per share impairment and a $0.02 per share non-cash charge relating to a forward equity commitment. Adjusted for these and other onetime items during the year, our funds from operations per share were $1.57 in 2008. This is inside our guidance range.

We've made great progress with respect to our overall leverage. We deleveraged our balance sheet throughout 2008 and reduced debt, including our share of joint venture debt, by approximately $686 million, year over year.

From an investment standpoint, in the fourth quarter, we continued to stay focused on capitalizing on tumultuous conditions in the debt markets, by repurchasing 88.5 million face value of our 5.45% exchangeable notes at a 31.6% discount. We continue to see good opportunities to repurchase our own debt and subsequent to quarter end, we repurchased an additional 13 million of our exchangeable notes at a 34.2% discount and a yield to maturity of about 21.5%.

We plan to continue to take advantage of these market dislocations, which offer extremely high risk-adjusted returns with the added positive of reducing our leverage. This trend is likely to continue in 2009 and we view the repurchase of our debt at significant discounts as a great opportunity to create value for shareholders. And we expect to continue to use our financial resources to retire debt at attractive discounts going forward.

In addition, we continue to improve the Company's financial flexibility as we reduced our balance sheet leverage by $103 million during the quarter and ended the quarter with about $99 million of cash and restricted cash.

We also believe that, as part of our strategy to maximize value and reduce leverage, pursuing and executing well on property dispositions and related capital recycling is very important. To that end, during the fourth quarter, we completed 17 asset sales for $49.5 million at a cap rate of 4.3%. And these sales included several vacant properties.

We are currently marketing for sale about $400 million of properties in order to create additional liquidity to repurchase our debt at a discount, and have good visibility on about $85 million of dispositions at an average cap rate of about 8.2%. Given the returns available under current market conditions, we can earn substantially more by repurchasing our own debt than we can by holding onto these real estate assets.

We also improved our ability to retain capital and further pay down debt by reducing our annual dividend to a rate of $0.72 per share, thereby retaining about $63 million per annum. This new dividend level represents an FFO payout ratio of about 52%, based on the midpoint of our 2009 guidance.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

On the leasing front, we had a highly successful quarter with 24 leases executed for 1.5 million square feet, and we have completed new leases or extended leases on 315,000 square feet in the first quarter of 2009.

As we mentioned last quarter, we have been and continue to be very focused on refinancing our 2009 debt maturities. As of September 30, 2008, these debt maturities, including our proportionate share of joint venture debt, had totaled $386.9 million and consisted of $68.8 million of consolidated mortgage debt, $197.9 million in a term loan scheduled to mature in June 2009, $13.9 million of joint venture obligations, and $106.3 million at the Concord level.

In February of 2009, we closed on a new term loan and revolving credit facility of $250 million with aggregate accordion capacity of additional $250 million. The new facility is secured by a borrowing base of assets consisting of interest in 72 properties.

As a result of this refinancing and other activities, our current 2009 maturities have been reduced by approximately $300 million to about $87.3 million, consisting primarily of $69 million of non-recourse property debt. And we are well into the process of addressing these remaining maturities.

In view of our cash, credit line capacity, accordion features contained in the new credit facilities, and ongoing property sales, we believe that we have made enormous progress in addressing the market's concern with respect to liquidity and near-term debt maturities.

Regarding our investment in Concord debt holdings, we have taken and are taking steps to manage down Concord's leverage and extend debt maturities. Overall, last year, Concord reduced its debt from $849 million to $668 million, all of which is non-recourse to Lexington.

After generating $14.4 million in funds from operations in 2008, net of impairments and debt gains, we are currently forecasting that our investment in Concord will generate about $8 million of funds from operations in 2009, a significant decrease from 2008 that reflects the highly challenging market conditions in the specialty finance area, debt markets in general, and the aforementioned deleveraging.

From an execution perspective, we remain highly focused on improving the efficiency of all of our operations and, during the fourth quarter, we ran the Company with the lowest level of general and administrative costs since 2006. We are targeting annual G&A costs of $25 million in 2009 and will continue to use every effort to operate our business as efficiently as possible.

Now I'll turn the call over to Pat, who will take you through our results in more detail.

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

During the quarter, Lexington had gross revenues of $105.1 million, comprised primarily of lease rents and tenant reimbursements.

The decrease in rental revenue in fourth quarter '08, compared to fourth quarter '07, relates primarily to the sale of properties to the Inland joint venture in the fourth quarter of '07 and the first six months of 2008, and two lease terminations we received in the second quarter of 2008.

The reduction in interest expense of $11.2 million relates to the deleveraging of the balance sheet, particularly the repurchase of $239 million of the exchangeable notes and $70.9 million of the trust-preferred securities during 2008.

During the fourth quarter of 2008, debt satisfaction gains included in continuing operations were $26.6 million, and these relate primarily to satisfying a portion of our 5.45% exchangeable notes at a discount to the original principal.

The debt and preferred equity retirements we completed during 2008 are summarized as follows. On the exchangeable notes, we retired $239 million via a cash payment of $169.5 million and the issuance of $23.5 million worth of common shares. That was 1.6 million common shares at an average price of 14.5. That resulted in about a $46 million discount.

The trust-preferred securities, we retired $70.9 million via a cash payment of $44.6 million, which resulted in about a $26.3 million discount.

And we also repurchased some of our preferred C shares. We retired $24.4 million worth of them — that was about 502,000 preferred C shares — via cash payment of $7.5 million and the issuance of common shares valued at $11.2 million, which was 728,000 shares at an average price of $15.35. And this resulted in a $5.7 million discount.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

When you summarize all three of the repurchases that we did, we retired $334.3 million of these securities via cash payment of $221.6 million and the issuance of $34.7 million in common shares, which equated to about 2.3 million common shares at an average price of $14.76. This resulted in a total discount of about $78 million.

The equity and loss of nonconsolidated entities in the fourth quarter was $20.1 million, which relates primarily to our share of the impairment charges recorded by Concord. During the fourth quarter, Concord recorded reserves of $22.9 million on its loan portfolio, which totaled — and was $31.1 million since inception in the loan portfolio, and $16.8 million on its bond portfolio, which was $84.7 million in total since inception. They also recorded a gain on CDO debt extinguishments of about $2.9 million.

As of December 31, 2008, the Concord loan portfolio has a book basis of about $894 million and the bond portfolio has a book basis of about $202 million. Both of these numbers are before any other reserves recorded by Concord.

Under GAAP, we are required to recognize revenue on a straight-line basis over the noncancelable lease term, with any periods covered by a bargain renewal option. In addition, the amortization of above and below market leases is included directly in the rental revenue numbers.

During the quarter, GAAP rents were in excess of cash rents by about $500,000. This also includes the effect of the above and below market leases.

We also have included, in the supplemental on page 41, our estimates of both cash and GAAP rents for 2009 through 2013.

Quarterly G&A decreased by about $5.6 million, compared to the same quarter of last year. That was due to personnel reductions and cost-containment initiatives.

During the fourth quarter of 2008, we entered into a forward equity commitment to purchase 3.5 million common shares, our common shares, at $5.60 per share, which have to be settled by October 2011. Although we can settle this obligation by issuing cash, common shares, or a combination of both, GAAP requires us to run through the P&L the impact of the change in the share price and the forward equity commitment price. Accordingly, in the fourth quarter, we took a $2.1 million charge.

Now turning to the balance sheet. We had $99.2 million of cash at quarter end, including cash classified as restricted. Restricted cash balances relate primarily to money held in escrow by mortgage lenders that can be used to fund capital expenditures and releasing costs.

At quarter end, we had about $2.4 billion of debt outstanding, which had a weighted average interest rate of 5.6% and a maturity of 6.3 years. Intangibles on the balance sheet are the allocation of the purchase price of properties related to in plays and above-market leases in customer relationships, in accordance with FAS 141.

In addition, we also have approximately $121 million in below-market lease liabilities. Included in the property held for sale line is one property that met the accounting definition as held for sale.

The significant components of other assets and other liabilities are included on page 32 of the supplement. During the quarter ended December 31, 2008, the Company capitalized about $1.8 million in lease costs, which were mainly commissions, and $4.5 million in capital expenditure cost of properties.

In 2009, we now have consolidated mortgage balloon maturities of $55.1 million outstanding. On page 24 of the supplement, we have detailed the mortgages maturing in 2009.

Now I would like for Natasha to discuss our leasing and expansion activities.

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

During the fourth quarter, we sold 17 properties for $49.5 million. Including the 47 properties that are held in joint ventures, our portfolio now totals approximately 48 million square feet, as of December 31, 2008.

At year end, we were approximately 94% leased and we expect to remain at or above 92% through 2009. This is a modest decrease from our prior expectation. That is reflective of the current economic environment.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Out of the 24 leases signed during the fourth quarter, six were new and accounted for about 120,000 square feet, and 18 were renewals or extensions, which accounted for about 1.4 million square feet.

We lost approximately 1.2 million square feet of occupancy due to lease expirations that were not renewed and bankruptcy rejections during the quarter. This includes the two Raytheon buildings in Long Beach that expired on December 31 and the building that was leased to Linens 'N Things in Logan Township, New Jersey, that was vacated due to the lease rejection in mid-December.

Credit underwriting is key for new leases, and the monitoring of the credit of the tenants in our portfolio is of great importance. Linens 'N Things, formerly our tenant, rejected our lease and vacated a 260,000-square-foot warehouse in December, which generated approximately $1.3 million of annual NOI.

Circuit City, which occupies a 288,000-square-foot office building, generated an approximately $2.9 million of NOI, has rejected our lease and we expect that building to be vacant at the end of February.

That being said, we currently do not have any other material delinquencies in the portfolio and we are pleased with how well credit quality is holding up in such a severe economic contraction.

Our credit watch list includes Bally's Total Fitness — they filed Chapter 11 but continue to pay rent, Kmart, and our automotive tenants, DaimlerChrysler, Tower Automotive, Dana, and Tenneco Automotive.

As of year end, we had 18 leases in our consolidated portfolio scheduled to expire in 2009, representing $25.6 million in GAAP revenues, and 14 leases scheduled to expire in 2010, representing $23 million in GAAP revenues. These amounts represent 7.7% and 6.9%, respectively, of our consolidated portfolio GAAP revenues as of December 31, 2008.

Increased competition to obtain and retain tenants in our current economic environment is reflected in our re-tenanting assumptions. Office TIs are ranging from zero to $20 per square foot for renewing tenants, and $25 to $40 per square foot for a new tenant. Industrial TIs range from zero to $2 per square foot for a renewing tenant, and $1.50 to $3.50 per square foot for a new tenant.

Free rent and moving allowances are being offered and in some markets, tenants are looking for the landlord to pay all relocation expenses.

Additionally, tenants are looking for greater flexibility as it relates to lease term and contraction provisions. Leasing commissions have ranged from zero to 4.5% for a renewing lease and 4.5% to 6.75% for a new lease, with additional incentives in the form of additional commission and cash bonuses.

We have budgeted $24 million in tenant improvement allowances and leasing costs for 2009, $33 million for 2010, and $20 million for 2011.

With regard to 100 Light Street, our renovation and redesign project is underway. The project includes improvements to the building's faÃƒ§ade, roof, plaza, and HVAC system, including a chiller and a new cooling tower.

In addition, we have planned an upgrade of the building's lobby, new perimeter lighting, new elevator cabs, and the addition of landscaping to the plaza. The new 10-story parking garage is just about complete, with a scheduled opening of early April, and we have signed our first lease in the retail space.

We have yet to complete any new building leases, but we are in lease negotiations with an existing tenant for a 15,000-square-foot renewal. Assuming no additional leasing prior to the Legg Mason lease expiration in September 2009, the property will be 23% leased. We hope to bring building occupancy to 50% by this time next year.

Leasing activity has been slow in 2009, but we are continuing to get leases signed. Year to date, we have executed five new leases and two lease extensions totaling approximately 315,000 square feet, and we are in discussions for seven leases totaling 1.4 million square feet.

Nine leases are scheduled to expire in the first quarter of 2009 that will total approximately 515,000 square feet. Our lease with Harcourt on a 356,000-square-foot office building in Orlando, Florida, expires on March 31, 2009, and the tenant has given us notice that they intend to move. Their new building is under construction with an expected completion of June 2009. It is our expectation that they will need approximately three months of holdover in our building.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

We have engaged a broker to market the property for either sale or lease. This building is located next to Sea World and near the Orlando Convention Center. It has good visibility from I-4 and the Beachline Expressway. We anticipate leasing the [eight]-story building to multiple tenants with an anchor tenant taking the top two or three floors with signage rights.

Market rents are $20 to $22 per square foot gross, and market TIs are $30 per square foot. We expect this to take us approximately 12 to 18 months to lease, and we will spend approximately $3.5 million to $5 million on upgrades to the building, including new bathrooms, a new chiller, and a new lobby.

Additional 2009 lease expirations are the FedEx building in Colorado Springs, 61,000 square feet in April of 2009; BP America, an office building, 327,000 square feet in September of 2009 — this building is currently being marketed for sale; and Macy's, 85,000 square feet scheduled to expire September 2009.

To provide some additional perspective in 2008, we have — in 2008, we had 2.9 million square feet come up for expiration, and in 2009, it will be 2.5 million square feet.

And now, I'll turn the call back over to Will.

Will Eglin - Lexington Realty Trust - President, CEO, COO

Again, I think it's important to note the success we're having in our capital recycling strategy. We did very well on our fourth quarter sales and debt repurchases and are continuing to make good progress on the property sale front.

Overall, we believe Lexington has the right strategy and is well positioned to capitalize on opportunities to lower our leverage, and we continue to do well in our leasing efforts, and our portfolio is well positioned and diversified.

This year, we expect to continue implementing our strategy to deleverage the balance sheet and create additional liquidity in the form of asset sales. The performance of our property portfolio continues to be very good in a tough market, but, unfortunately, a market that is clearly getting tougher.

We believe our valuation should improve as we continue to take steps to strengthen our balance sheet. We continue to make very good progress in reducing our debt, managing our refinancing needs, and maintaining adequate levels of liquidity, and to reiterate, over the last four months, we've taken actions to reduce our 2009 debt maturities by about $300 million to about $87 million today, and our new credit facilities have improved our financial flexibility.

Our current expectation on guidance is for funds from operations per share to be in the range of $1.35 to $1.42 in 2009, and this range does not include items that should be considered nonrecurring, such as lease termination revenue and gains on discharge of indebtedness.

Operator, that concludes our formal remarks and we'll turn it over to you to conduct the question-and-answer session.

QUESTION AND ANSWER

Operator

(Operator Instructions). Sheila McGrath, Keefe, Bruyette & Woods.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Good morning. Your stock is trading at about two times FFO, as if there's a near-term risk either on the maturity side or a need for significant equity. I was just wondering if you could walk through, Will, what you view as your biggest near-term risks for Lexington, and your thoughts on any near-term equity capital requirements.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Will Eglin - Lexington Realty Trust - President, CEO, COO

If you look at our cash plus our existing line capacity, and compare that to our maturities this year, we think we're in pretty good shape. The two big mortgages that we have in our balance sheet debt that are maturing in fourth quarter, one is 255 California Street and the other is the facility down in Houston that Natasha mentioned that we're marketing for sale.

Those numbers total $38 million, and both of those properties are being marketed for sale.

One, at 255 California Street, is a very well-located building in San Francisco that we expect there to be a decent market for. If we're unhappy with the prices that we get for those assets, we can either use line capacity to pay them off or perhaps restructure those loans with the existing lenders. So — I think in a relatively short period of time, we've really changed the outlook tremendously, just from the standpoint of working down in our 2009 maturities.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

And so, you don't have any needs for new equity issuance either, in your view.

Will Eglin - Lexington Realty Trust - President, CEO, COO

No, we don't. We really want to try to get through this period without tapping the equity markets. It's obviously good to know that there are other tools available to us to improve liquidity, but our focus has been on asset sales to try to create that liquidity.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

If you could give us some information on what you expect the convert non-cash adjustment to be to interest expense, or did you go over that?

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

No. We estimated, for 2009, the impact will be about $2 million as an increase in interest expense, which isn't a cash payment.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Okay. And last question. On the guidance, that one adjustment that impacted for the securities, that — an adjustment is not in your guidance for that, is there?

Will Eglin - Lexington Realty Trust - President, CEO, COO

That is correct.

Sheila McGrath - Keefe, Bruyette & Woods - Analyst

Okay. Thank you.

Operator

John Guinee, Stifel, Nicolaus & Co. Inc..

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

Aaron and I are here having a beer. John Guinness, here. I think it's Pat, maybe it's Will. You guys have done a remarkable job of having your gains on debt extinguishment match your impairment charges and losses associated with asset sales. Do you expect that to continue in 2009?

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

No, I don't see how they are correlated.

I don't think that they would move in lockstep with each other, no.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

Second, where do you think you'll be at the end of 2009 for Concord? Right now, it's got — looks to me like a book value of about $450 million, and your pro rata share of the debt is maybe $330 million.

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

Right. Our investment at year end is $114 million, that's right.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

And what total write-downs have you taken so far?

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

Since inception, we have — Concord has taken $31.1 million on its loans and $84.7 million on its bonds, so that — we're 50% of that.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

Nice job, thanks.

Operator

Jeff Miller, JMG Capital Management.

Jeff Miller - JMG Capital Management - Analyst

Thanks. I didn't see it in the supplemental — can you walk through where you are regarding any new covenants and ratio requirements that you have, given the new term loan that you just did? (multiple speakers)

Will Eglin - Lexington Realty Trust - President, CEO, COO

The covenants are almost identical to the current one, the one that just — we refinanced out of. In certain instances, they were actually a little bit better for us. But we are well within the covenant guidelines in our loan docs.

Jeff Miller - JMG Capital Management - Analyst

So you don't see any pressure going through the end of '09, and then, how about into 2010?

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Will Eglin - Lexington Realty Trust - President, CEO, COO

No, we don't.

Jeff Miller - JMG Capital Management - Analyst

Thank you.

Operator

Anthony Paolone, JPMorgan.

Anthony Paolone - JPMorgan - Analyst

Thank you. Natasha, I think you mentioned occupancy for '09 projected to end at about 92% and I think your year end was 93.3%. And you'd mentioned Harcourt potentially going out. I'm just trying to get a sense as to how much speculative leasing do you need to get done to hit the 92, given what you know about tenants that are probably not sticking around.

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

Harcourt, I assume, is empty through year end, so that's a vacant building. The other big one is [the fans] real estate trust. That stays vacant through year end. Properties that become vacant in 2009 stay vacant.

Anthony Paolone - JPMorgan - Analyst

And is that all that you have assumed to get to the 92%? I'm just trying to see if there's any — if you need to do any other leasing to get — like, if the expected vacancies get you below 92% and you need to do some leasing to get it back up to 92%.

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

No, the expected vacancies get me to 92%. The only assumptions I am making are — there's leases where we either have a renewal already or I'm very close to having one. The Harcourt is not one of them. The Sam's Club is not one of them.

Federal Express is not one of them.

Anthony Paolone - JPMorgan - Analyst

So, to dip below that, it would have to be something more unexpected occurring.

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

Exactly.

Anthony Paolone - JPMorgan - Analyst

Pat, do you have an estimate or a number for unencumbered cash NOI that the portfolio has right now?

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

The properties that are in the borrowing base, the 72 properties, they generate about $11 million quarterly of NOI.

And the properties — the properties that are unencumbered and not in the borrowing base, I don't have that in front of me.

Will Eglin - Lexington Realty Trust - President, CEO, COO

They consist mainly of properties where we have — that are either vacant or have occupancy less than 80%.

Anthony Paolone - JPMorgan - Analyst

Those are the assets that are unencumbered and not in the borrowings.

Unidentified Company Representative

That's correct.

Will Eglin - Lexington Realty Trust - President, CEO, COO

For example, Light Street is not in the borrowing base, and that's a significant asset that came out of the former term loan that's now in our unencumbered pool.

Anthony Paolone - JPMorgan - Analyst

Okay. And then, what — in renewing your line and the term loan that you just did, I guess you have the option to essentially double the amount. What would you need to do to extend or to increase the capacity there? What would the banks need to see? It sounds like there might be some criteria there.

Will Eglin - Lexington Realty Trust - President, CEO, COO

New assets for the borrowing base?

Anthony Paolone - JPMorgan - Analyst
Okay.

Will Eglin - Lexington Realty Trust - President, CEO, COO

I mean, the borrowing base presently supports a little more availability than the 250. But exercising the accordion involves adding more property to the existing borrowing base. But that could come in the form of properties that we presently have encumbered by first mortgages that mature in the next couple of years.

And in 2010, for example, we have about $111 million of mortgages maturing. But we are expecting continued occupancy on properties representing about $90 million of that debt. We will have a lot of properties that are cash flowing that we can put into the borrowing base.

Anthony Paolone - JPMorgan - Analyst

Okay. And then, in terms of the dividend and thoughts on dividend policy, you cut the dividend down to the $0.18 a quarter. But the IRS gives you the ability to do a lot in stock at this point — for '09, at least. Why maybe not take advantage of that, or not?

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Will Eglin - Lexington Realty Trust - President, CEO, COO

I think our first choice, having cut the dividend to a very low level in relation to funds from operations, is to take advantage of retained cash flow and dispositions as our source of liquidity.

That being said, it's great to have that extra tool in the toolkit, as we seek to address the factors that are hanging over our share price. But so far, we've chosen to try to create liquidity from the property market versus in the equity market.

But a decision on that is a Board decision, and if we feel like we are — need to use those additional tools in order to get the share price back to a better valuation, that's certainly something that we will have to consider.

Anthony Paolone - JPMorgan - Analyst

Last question, on Concord. The $8 million FFO number you put out for '09 — from that, is that cash coming back to LXP, or is that net of reserves? What exactly is that number?

Will Eglin - Lexington Realty Trust - President, CEO, COO

That's just the flat FFO. The amount of cash coming back to Lexington will be less than that because they'll be using some of the proceeds to delever the Concord level.

Anthony Paolone - JPMorgan - Analyst

And are there any further reserves assumed at Concord to get to the $8 million, or if they take more reserves, that would bring that number down?

Will Eglin - Lexington Realty Trust - President, CEO, COO

That's a clean number. To the extent that additional reserves are required going forward, that would impact that number.

Anthony Paolone - JPMorgan - Analyst

Thank you.

Operator

[Jay] Hatfield, Infrastructure Capital Group.

Jay Hatfield - Infrastructure Capital Group - Analyst

Good morning. It seems like, now that you've been able to refinance your line of credit and your term loan and also have the ability to expand the borrowing base, that you might be in a position to not just buy back the corporate debt maturity, but to also — to start looking at the preferreds, which would have much higher IRRs and also be more accretive to FFO. Is that something that you would consider or at least consider with incremental sales? Right now, your preferreds are trading at about 27% yields.

Will Eglin - Lexington Realty Trust - President, CEO, COO

We agree with you that the preferreds are a compelling buy, but since the exchangeable notes are a hard maturity in three years and that's a recourse liability, we've decided to focus our financial resources on that since that's a debt.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

But you're absolutely right. If we were able to create more liquidity, we would have an interest in buying those securities, sure. Because they are very high yield and very safe.

Jay Hatfield - Infrastructure Capital Group - Analyst

So if you were able to generate some incremental asset sales, then you would consider that? Because it seems like, between cash and capacity on your line, that you would have enough cash to take care of your corporate debt maturity. Particularly if you buy back some of the preferreds, and then you get 2.5 years of accretion at 27%.

Will Eglin - Lexington Realty Trust - President, CEO, COO

We agree that buying preferred stock is more accretive to current period earnings, but our focus from a liabilities management standpoint is to — like I say, attack that hard maturity in three years.

Jay Hatfield - Infrastructure Capital Group - Analyst

I'm just saying, like, let's say — you said you had $80 million in properties for sale. If you were to execute on those, and then you would have, arguably, excess capacity to buy back that debt. Would you then consider doing it, or if not — you're not going to consider it until you're completely out of that 2012 maturity?

Will Eglin - Lexington Realty Trust - President, CEO, COO

I think until we have addressed our mortgages maturing this year, and have given the street very good visibility on how we're going to address our mortgages maturing next year, we're going to use our financial resources to buy in our exchangeable notes. I don't think — we really don't have the luxury to look at buying preferred right now.

Jay Hatfield - Infrastructure Capital Group - Analyst

And are you seeing — what kind of cap rates are you seeing in terms of sales? You were able to execute last quarter at quite low cap rates. Are you —

Will Eglin - Lexington Realty Trust - President, CEO, COO

The sales were very good last year, but the cap rate was a little distorted because we sold some empty real estate. On the properties that we sold that were leased, the cash cap rate was about 8.8%.

We are actually in the market with several hundred million of property we're trying to sell. We just have good visibility on about $85 million right now. And that's — at a cap rate of, on average, about 8.2%. And what we're trying to do is sell properties that have mortgages in place that can be assumed, because that's — honestly, that's the way to get the best value for the assets right now.

Jay Hatfield - Infrastructure Capital Group - Analyst

So you're seeing a fairly significant demand, or it's not — maybe as depressed as the equity markets?

Will Eglin - Lexington Realty Trust - President, CEO, COO

It's a tough market. There's certainly less liquidity in it and there are fewer buyers. But we, over the last two years, have sold $1.5 billion of single-tenant real estate, so I feel, at this point, that we're better at it than anybody.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

So it's not a great market to sell in, but again, if you have a property with reasonably long lease term and attractive financing that's in place that can be assumed by the buyer, there's a decent market right now.

Jay Hatfield - Infrastructure Capital Group - Analyst

Great. Thank you very much.

Operator

Charles [Fisher], [LS] Partners.

Charles Fisher - LS Partners - Analyst

You're programmed to spend about $72 million in '09 on dividends, and I guess you stated there's another $63 million of free cash flow. Is the $63 million — would that be encumbered or limited if you have to spend a bunch of money on TIs and LCs on buildings?

Will Eglin - Lexington Realty Trust - President, CEO, COO

The $63 million was the amount of cash flow that we retained as a result of reducing our dividend from $1.32 to $0.72. So, yes, some of that money — money is fungible.

We do have fairly heavy capital expenditure needs this year and next year. So I'm not saying that the $63 million necessarily is entirely available for debt repayment, but it's certainly increased our financial flexibility a lot.

Charles Fisher - LS Partners - Analyst

Is it fair to say that if you spent $5 million or $10 million on a TI or LC program, that you could probably put that into your line, possibly, as additional collateral and borrow some money against it?

Will Eglin - Lexington Realty Trust - President, CEO, COO

We have some assets — in order to go into the borrowing base, we have to have 80% occupancy. And we've got a couple of properties that have occupancy that are just below 80%. To the extent we were investing money in an asset to get occupancy above 80%, then those assets could become eligible to go into the borrowing base.

Charles Fisher - LS Partners - Analyst

Could you give us an idea on — I know it's hypothetical or it's not yet closed, on the $85 million that you're looking to sell, or under contract, or LOI, what kind of cash generation would that possibly give back to the Company?

Will Eglin - Lexington Realty Trust - President, CEO, COO

About $35 million.

Charles Fisher - LS Partners - Analyst

That's a big number.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Will Eglin - Lexington Realty Trust - President, CEO, COO

Yes, in this market, it is. I mean, $35 million can buy in a lot of debt, given the discounts that are available today.

Charles Fisher - LS Partners - Analyst

Just help me out here, one last question, Will. And this goes back to the first question. There's, give or take, a $3 stock price with 100 million shares. You've got about a $300 million market cap, give or take. And there is projected in '09 about $130 million of cash flow between the dividends and the $63 million. So, the Company is trading at about 2.5 times cash flow. Did I miss something?

Will Eglin - Lexington Realty Trust - President, CEO, COO

No.

Charles Fisher - LS Partners - Analyst

Okay. Well, keep up the good work and we'll get there.

Will Eglin - Lexington Realty Trust - President, CEO, COO

We will. Thanks.

Operator

Anthony Paolone, JPMorgan.

Anthony Paolone - JPMorgan - Analyst

Natasha, you gave us the budget for TIs and leasing commissions for the next few years. Do you have those numbers updated for 100 Light Street? Like what needs to be spent?

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

We still have $15 million to spend on CapEx at 100 Light Street. That'll be spent in 2009. And 2010 is another $2 million to $3 million.

Anthony Paolone - JPMorgan - Analyst

Okay. So then, with 100 Light and the TIs and LCs that you outlined earlier, is there anything else, like maintenance CapEx or any other CapEx, we need to be aware of?

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

No, that covers all the CapEx for 100 Light Street. As for TIs and leasing commissions, those are included in the $24 million that I told you for 2009 and $33 million for 2010, and some of that runs into 2011, the $20 million number.

Anthony Paolone - JPMorgan - Analyst

But there's no other expenditures we need to be aware of, for things like maintenance or any expansions that you've committed to or anything like that?

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

No. We have no expansions that we're committed to right now.

We've (multiple speakers) all expansions.

Anthony Paolone - JPMorgan - Analyst

Last question, on the debt side. Just — can you give us a sense as to what the terms would be like right now to go get mortgage financing or to refinance some of the mortgages that are coming due this year on your properties?

Because if I look at your supplemental, the stuff that's coming due in '09 has about $39 million of cash revenues associated with it, and it's only about $60 million of maturity. I guess you sold an asset after the end of the quarter. But it would — give us a sense as to, maybe, where LTVs, term, and rate might be?

Will Eglin - Lexington Realty Trust - President, CEO, COO

It's a little bit of guesswork, because there isn't really a commercial mortgage market to speak of right now. But our working assumption is 7.5% interest, to the extent a first mortgage lender is staying in a deal and rolling their loan.

Anthony Paolone - JPMorgan - Analyst

Okay. Thank you.

Operator

John Guinee, Stifel, Nicolaus & Co. Inc..

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

I forgot to ask a couple questions. I apologize. Natasha, can you review the status on JPMorgan Chase in Indianapolis, and the Aventis building in Parsippany, and then, also, the big United Technologies industrial building in Maine.

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

I sure can. I'll start with United Technologies in Maine. We're in discussions with them on a renewal.

And with respect to the other two buildings, JPMorgan and Aventis, both buildings are currently subleased. And the sublease terms extend beyond the primary lease terms. So there will be no rollover.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

So if I was to put in the — when you go from sublease to primary lease, when JPMorgan and Aventis move — or when they cease being liable, what should we think about for the lease expirations at both JPMorgan Chase and Aventis?

Natasha Roberts - Lexington Realty Trust - EVP, Director of Real Estate

JPMorgan Chase has another — I want to say eight years of term on that building. And Aventis has two tenants in it. I don't have the exact terms but easily five years. Longer than five years. Beyond the Aventis lease.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

And then, Pat, have you projected out your Inland dividend for 2009 in order to maintain REIT status?

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

We set the dividend at $0.72.

Unidentified Company Representative

That's our minimum dividend, $0.72.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

And you think that's still a good number?

Pat Carroll - Lexington Realty Trust - EVP, CFO, Treasurer

Yes.

Unidentified Company Representative

Yes.

John Guinee - Stifel, Nicolaus & Co. Inc. - Analyst

Thanks.

Operator

There are no further questions at this time. I'd like to turn the floor back over to management for any closing comments.

Will Eglin - Lexington Realty Trust - President, CEO, COO

Thank you, again, for joining us this morning. We are very excited about our prospects for 2009 and, as always, we appreciate your participation and support.

If you would like to receive our quarterly supplemental package, please contact Lisa Soares, or you can find additional information on the Company on our website at www.LXP.com. And in addition, as always, you may contact me or the other members of our senior management team with any questions. Thank you and have a good day, everyone.

Operator

This does conclude today's teleconference. You may disconnect your lines at this time and we thank you for your participation.

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FEB. 25. 2009 / 11:00AM ET, LXP - Q4 2008 LEXINGTON REALTY TRUST EARNINGS CONFERENCE CALL

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